Exhibit 10.5

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated [●], 2020 (this “Agreement”), is entered into by and between F-Star Therapeutics Ltd., a company registered in England and Wales with company number 11532458 (“F-Star”), and [●] (“Stockholder”), with respect to (i) Company Common Stock, (ii) all securities exchangeable, exercisable or convertible into Company Common Stock, and (iii) any securities issued or exchanged with respect to Company Common Stock, and upon any recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up or combination of the securities of Company or upon any other change in Company’s capital structure, in each case whether now owned or hereafter acquired by Stockholder (collectively, the “Securities”).  Capitalized terms used in this Agreement and not defined have the meaning given to such terms in the Share Exchange Agreement (as defined herein).

WITNESSETH

WHEREAS, concurrently with the execution of this Agreement, F-Star, Company, and each of the Sellers have entered into a Share Exchange Agreement, dated as of the date hereof (as the same may be amended or supplemented, the “Share Exchange Agreement”) pursuant to which, upon the terms and subject to the conditions thereof, the Sellers will sell, transfer and convey to Company, and Company will purchase from Sellers, all of the issued and outstanding F-Star Shares (the “Acquisition”);

WHEREAS, as a condition and inducement of F-Star’s and the Sellers’ willingness to enter into the Share Exchange Agreement, Stockholder has agreed to execute and deliver this Agreement concurrently with the execution and delivery of the Share Exchange Agreement by the parties thereto; and

WHEREAS, as of the date hereof, Stockholder beneficially owns and has the power to dispose of the Securities set forth opposite Stockholder’s name on Schedule I hereto, and has the power to vote such Securities.

NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.Certain Covenants.

1.1No Transfers or Adverse Actions.  Except as contemplated by the Share Exchange Agreement or Stockholder’s Company Lock-up Agreement, Stockholder hereby covenants and agrees that between the date hereof and the Termination Date (as defined below), Stockholder agrees not to, directly or indirectly, (a) create any Encumbrance, other than restrictions imposed by any Legal Requirements or pursuant to this Agreement, on any Securities, (b) transfer, sell, tender, assign, gift, pledge, hedge or otherwise dispose of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), or enter into any Contract with respect to any Transfer of, any Securities or any interest therein, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to any Securities, (d) deposit or permit the deposit of any Securities into a voting trust or enter into a voting agreement or arrangement with respect to any Securities or (e) take any action that would make any representation or warranty of Stockholder herein untrue or incorrect in any material respect, or have the effect of preventing or disabling Stockholder from performing Stockholder’s obligations under this Agreement or that would, or would reasonably be expected to, have the effect of preventing, materially delaying or materially impairing, the consummation of the Contemplated Transactions or the performance by Company of its obligations under the Share Exchange Agreement.  Any action taken in violation of the immediately preceding sentence shall be null and void ab initio.  Notwithstanding the foregoing, Stockholder may make Transfers of the Securities (i) by will, operation of law, or for estate planning or charitable purposes, (ii) if Stockholder is a trust, to any beneficiary of Stockholder or the estate of any such beneficiary or (iii) as F-Star may otherwise agree in writing in its sole discretion; provided that in each such case, the Securities shall continue to be bound by this Agreement and provided that each transferee agrees in writing, in form and substance reasonably satisfactory to F-Star, to be bound by the terms and conditions of this Agreement.

1.2No Solicitation.  Between the date hereof and the Termination Date, Stockholder shall not, and shall not authorize or permit, any Representative of Stockholder or those of Stockholder’s Subsidiaries (if any) to, directly or indirectly, take any action, in Stockholder’s or their capacity as a stockholder of Company, that Company is prohibited from taking pursuant to Section 6.10(a) of the Share Exchange Agreement.

1.3Certain Events.  This Agreement and the obligations hereunder will attach to the Securities and will be binding upon any Person to which legal or beneficial ownership (the term or concept of “beneficial ownership” for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act and the rules and regulations thereunder) of any or all of the Securities passes, whether by operation of Legal Requirements or otherwise, including without limitation, Stockholder’s successors or assigns. This Agreement and the obligations hereunder will also attach to any additional Securities issued to or acquired by any Stockholder after the date hereof.

1.4Voting Agreement; Grant of Proxy.

(a)During the term of this Agreement, Stockholder agrees to (i) vote the Securities in favor of or give consent to, as applicable, (A) any proposal or proposals to (x) approve the Company Stockholder Approval Matters at any annual or special meeting of the Company Stockholders, (y) if deemed necessary, adopt an amendment to Company’s certificate of incorporation to change the name of Company, and (z) adjourn or postpone an annual or special meeting to a later date if there are not sufficient votes for the approval of any of the Company Stockholder Approval Matters; and (B) any other proposals included in the Proxy Statement in connection with, or related to the consummation of, the Contemplated Transactions for which the board of directors of Company has recommended that the Company Stockholders vote in favor; and (ii) vote the Securities against and not consent to, as applicable, (x) any action, proposal, transaction or agreement that, to the knowledge of Stockholder, would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Company under the Share Exchange Agreement or that would reasonably be expected to result in any of Company’s or any Seller’s obligations under the Share Exchange Agreement not being fulfilled and (y) any competing Acquisition Proposal or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Contemplated Transactions.

(b)Stockholder hereby appoints F-Star and any designee of F-Star as attorney-in-fact and proxy for and on behalf of Stockholder, for and in the name, place and stead of Stockholder, to (i) attend any and all meetings of the Company Stockholders, (ii) vote, express consent or dissent or issue instructions to the record holder to vote the Securities in accordance with the provisions of Section 1.4(a) at any and all meetings of the Company Stockholders (or at any adjournment thereof) or in connection with any action sought to be taken by written consent of the Company Stockholders without a meeting and (iii) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 1.4(a), all written consents with respect to the Securities at any and all meetings of the Company Stockholders (or at any adjournment thereof) or in connection with any action sought to be taken by written consent without a meeting.  F-Star hereby acknowledges that the proxy granted hereby shall not be effective for any other purpose.  The parties acknowledge and agree that none of F-Star or any of F-Star’s successors, assigns, subsidiaries, divisions, employees, officers, directors, stockholders, agents or Affiliates shall owe any duty to, whether in law or otherwise, or incur any Liability of any kind whatsoever, including with respect to any and all claims, losses, demands, causes of action, costs, expenses (including attorney’s fees) and compensation of any kind or nature whatsoever to Stockholder, in connection with or as a result of any voting by F-Star of the Securities subject to the irrevocable proxy hereby granted to F-Star at any meeting of the Company Stockholders for the purpose set forth herein.  The foregoing proxy shall be deemed to be a proxy coupled with an interest hereunder, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of Stockholder, as applicable) until the termination of the Share Exchange Agreement and shall not be terminated by operation of law or any act of Stockholder or upon the occurrence of any other event other than the termination of this Agreement.  Stockholder hereby affirms that the proxy set forth in this Section 1.4(b) is given in connection with and granted in consideration of and as an inducement to F-Star to enter into the Share Exchange Agreement and that such proxy is given to secure the obligations of Stockholder under Section 1.4(a).  Stockholder hereby revokes or terminates any and all previously granted proxies, voting agreements or similar arrangements previously given or entered into with respect to any of the Securities that may have heretofore been appointed or granted with respect to the matters referred to in Section 1.4(a), and no subsequent proxy (whether revocable or irrevocable) shall be given by Stockholder with respect to the matters referred to in Section 1.4(a).

1.5Public Announcement.  Stockholder shall (a) consult with Company and F-Star before issuing any press release or otherwise making any public statement with respect to the Contemplated Transactions or this Agreement or the transactions contemplated hereby, (b) provide to Company and F-Star for review a copy of any such press release or public statement and (c) not issue any such press release or make any such public statement prior to such consultation and the receipt of the prior written consent of F-Star (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that on the advice of outside legal counsel, Stockholder may issue a press release or public statement without the consent of F-Star if required by applicable Legal Requirements and Stockholder has (i) provided reasonable prior written notice to F-Star, (ii) provided a copy of any such press release or public statement for Company’s and F-Star’s review and (iii) considered any and all reasonable comments of F-Star thereon in good faith.  This Section 1.5 shall terminate and be null and void upon the Termination Date.

1.6Disclosure.  Stockholder hereby authorizes Company and F-Star to publish and disclose in any announcement or disclosure that Company or F-Star reasonably determines to be necessary, in connection with the Contemplated Transactions, a copy of this Agreement, Stockholder’s identity and ownership of the Securities and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement.  F-Star hereby authorizes Stockholder to make such disclosure or filings as may be required by applicable Legal Requirements.  Company is an intended third-party beneficiary of this Section 1.6.

1.7No Exercise of Appraisal Rights; Waivers.  In connection with the Contemplated Transactions, Stockholder hereby expressly (a) waives, to the extent permitted under applicable Legal Requirements, the applicability of the provisions for dissenters’ or appraisal rights set forth in Section 262 of Delaware Law (or any other similar applicable state Legal Requirements), with respect to any Securities, (b) agrees that Stockholder will not, under any circumstances in connection with the Contemplated Transactions, exercise or assert any dissenters’ or appraisal rights in respect of any Securities, and (c) agrees that Stockholder will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Body, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by Stockholder, or the approval of the Share Exchange Agreement by the board of directors of Company, breaches any fiduciary duty of the board of directors of Company or any member thereof; provided, that Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against Stockholder that relates solely to Stockholder’s capacity as a director, officer or securityholder of Company.

2.Representations and Warranties of Stockholder.  Stockholder hereby represents and warrants to F-Star as follows:

2.1Ownership.  Stockholder is the record or beneficial owner (as each is defined in Rule 13d-3 under the Exchange Act) of the Securities set forth opposite Stockholder’s name on Schedule I hereto, free and clear of all Encumbrances, except as set forth on Schedule I hereto. The Securities set forth opposite Stockholder’s name on Schedule I hereto constitute all of the shares of Company Common Stock, Company Options, Company RSUs and Company Warrants and any other securities of Company owned of record and beneficially by Stockholder as of the date hereof.  Except pursuant to this Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of Stockholder’s Securities.  None of the Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Securities, except as provided hereunder.

2.2Authorization; Binding Agreement.  Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and has the power to vote and the power to dispose of the Securities with no restrictions on Stockholder’s voting rights or rights of disposition pertaining thereto, except as set forth in this Agreement or that may exist pursuant to the securities Legal Requirements.  Stockholder has duly executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Legal Requirements affecting creditors’ rights generally and general principles of equity (the “Enforceability Limitations”).  If Stockholder is married, and any of the Securities constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by Stockholder’s spouse and, assuming the due authorization, execution and delivery by F-Star, constitutes a legal, valid and binding obligation of Stockholder’s spouse, enforceable against Stockholder’s spouse in accordance with its terms, subject to the Enforceability Limitations.

2.3No Violation.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) if Stockholder is not an individual, violate, contravene or conflict with or result in any breach of any provision of the Organizational Documents of Stockholder, (b) require Stockholder to file or register with, or obtain any permit, authorization, consent or approval of, any Governmental Body (except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other United States or federal securities Legal Requirements), (c) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Encumbrance on any asset of Stockholder, or (d) violate, or cause a breach of or default under, or conflict with any Contract or Legal Requirement to which Stockholder is a party or by which Stockholder or any of the Securities may be bound, except in the case of each of clauses (c) and (d) as would not reasonably be expected to prevent, materially delay or impair the ability of Stockholder to perform Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

2.4No Setoff.  Stockholder has no liability or obligation related to or in connection with the Securities other than the obligations to F-Star as set forth in this Agreement.

2.5Reliance.  Stockholder has had the opportunity to review the Share Exchange Agreement and this Agreement with counsel of Stockholder’s own choosing. Stockholder understands and acknowledges that Company and F-Star are entering into the Share Exchange Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

2.6Absence of Legal Proceedings.  There is no Legal Proceeding pending, or, to the knowledge of Stockholder, threatened against Stockholder or any of Stockholder’s properties or assets (including the Securities) that would reasonably be expected to prevent, materially delay or impair the ability of Stockholder to perform Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

3.Representations and Warranties of F-Star.  F-Star hereby represents and warrants to Stockholder as follows:

3.1Organization.  F-Star is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation.  The consummation of the transactions contemplated by this Agreement are within F-Star’s corporate powers and have been duly authorized by all necessary corporate actions on the part of F-Star.  F-Star has full power and authority to execute, deliver and perform this Agreement.

3.2Authority; Binding Agreement.  F-Star has duly executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of F-Star, enforceable against F-Star in accordance with its terms, subject to the Enforceability Exceptions.

4.Survival of Representations and Warranties.  None of the representations and warranties contained in this Agreement shall survive the Termination Date.  The representations and warranties of Stockholder and F-Star contained herein shall not be deemed waived or otherwise affected by any investigation made by the other party hereto.

5.Specific Performance.  Stockholder acknowledges that F-Star will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder contained in this Agreement.  It is accordingly agreed that, in addition to any other remedies which may be available to F-Star upon the breach by Stockholder of such covenants and agreements, F-Star shall have the right, subject to applicable Legal Requirements, to obtain injunctive relief to restrain any breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements.  Each party hereto agrees that such party will not oppose the seeking of such relief on the basis that the other party hereto has an adequate remedy at law.

6.Miscellaneous.

6.1Term.  This Agreement and all obligations hereunder shall terminate upon the earlier of (a) the Closing and (b) the termination of the Share Exchange Agreement in accordance with its terms (the earliest of (a) and (b), the “Termination Date”).  Upon termination of this Agreement, no party shall have any further obligations or Liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 6.1 shall relieve any party from Liability for any “knowing breach” (as such term is defined in Section 8.2 of the Share Exchange Agreement) and (ii) the provisions of this Article 6 shall survive any termination of this Agreement.

6.2Capacity as a Stockholder; Fiduciary Duties.  Notwithstanding anything in this Agreement to the contrary: (a) Stockholder makes no agreement or understanding herein in any capacity other than in Stockholder’s capacity as a record holder and beneficial owner of the Securities, and not in Stockholder’s capacity as a director, officer or employee of Company or any of its Subsidiaries or in Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust, and (b) nothing herein will be construed to limit or affect any action or inaction by Stockholder or any Representative of Stockholder, as applicable, serving on Company’s board of directors or on the board of directors of any Subsidiary of Company or as an officer or fiduciary of Company, any Subsidiary of Company or any employee benefit plan or trust, acting in such Person’s capacity as a director, officer, trustee and/or fiduciary.

6.3No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company or any of its Affiliates any direct or indirect ownership or incidence of ownership of or with respect to any Securities.  All rights, ownership and economic benefit of and relating to the Securities shall remain vested in and belong to Stockholder, and Company shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Stockholder or exercise any power or authority with respect to Stockholder in the voting of any Securities, except as specifically provided herein.

6.4Conversion or Exercise.  Nothing contained in this Agreement shall require Stockholder (or shall entitle any proxy of Stockholder) to (a) convert, exercise or exchange any Company Options, Company RSUs, Company Warrants or convertible securities in order to obtain any underlying Securities or (b) vote, or execute any consent with respect to, any Securities underlying such Company Options, Company RSUs, Company Warrants or convertible securities that have not yet been issued as of the applicable record date for such vote or consent.

6.5Fees and Expenses.  All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

6.6Amendments and Waivers.  Any provision of this Agreement may not be amended or waived except by a written instrument executed by all parties to this Agreement, or their respective successors and assigns.

6.7Entire Agreement.  This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings, oral and written, with respect thereto.  No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6.8Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.9Assignment.  Without limitation to Section 1.1 and subject to this Section 6.8, this Agreement shall be binding upon and inure to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, that neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other party hereto, and any attempted assignment of this Agreement or any of such rights, interests or obligations without such consent shall be void and of no effect.

6.10Counterparts.  This Agreement may be executed in several counterparts, and by the different parties hereto in separate counterparts and by facsimile or electronic (i.e.,

PDF) transmission, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

6.11Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent on a Business Day by email with confirmed receipt before 5:00 p.m. (recipient’s time) on the date sent, on such Business Day; (c) if sent by email on a day other than a Business Day, or if sent by email with confirmed receipt at any time after 5:00 p.m.  (recipient’s time) on the date sent, on the date on which receipt is confirmed, if a Business Day, and otherwise on the first Business Day following the date on which receipt is confirmed; (d) if sent by registered, certified or first class mail, the third Business Day after being sent; and (e) if sent by overnight delivery via a national courier service, one Business Day after being sent, in each case to the address or email address set forth beneath the name of such party below (or to such other address or email address as such party shall have specified in a written notice given to the other parties hereto):

(a)if to F-Star, to:

F-Star Therapeutics Limited

Eddeva B920, Babraham Research Campus

Cambridge, CB22 3AT, UK

Attn:  John Fitzpatrick

Email:  john.fitzpatrick@f-star.com

With a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA  02111

Attn.:  William C. Hicks; Matthew W. Tikonoff

Email:  WCHicks@mintz.com; MWTikonoff@mintz.com

Fax:  (617) 542-2241

(b)if to Stockholder, to the address indicated on Schedule I hereto, with copies to Company and its outside counsel as provided in Section 9.1 of the Share Exchange Agreement.

Any party may, by notice given in accordance with this Section 6.10 to the other parties, designate updated information for notices hereunder.

6.12Governing Law.  This Agreement, all acts and transactions pursuant hereto and the legal relations between the parties hereto shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without regard to the conflicts of laws rules thereof.  Any action, suit or other disputes between the parties hereto relating to this Agreement or the enforcement of any provision of this Agreement will be brought or otherwise commenced exclusively in the Chancery Court of the State of Delaware located in Wilmington, Delaware and any state appellate court therefrom located in Wilmington, Delaware, or, if no such state court has proper jurisdiction, the Federal District Court for the District of Delaware located in Wilmington, Delaware, and any appellate court therefrom.  The parties consent to and agree to submit to the exclusive jurisdiction of such courts.  Each of the parties hereby waives and agrees not to assert in any such dispute, to the fullest extent permitted by applicable Legal Requirements, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party’s property are immune from any legal process issued by such courts or (iii) any litigation or other proceeding commenced in such courts is brought in an inconvenient forum.  The parties hereby agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.10, or in such other manner as may be permitted by applicable Legal Requirements, shall be valid and sufficient service thereof and hereby waive any objections to service accomplished in the manner herein provided.

6.13Severability.  If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall, to the fullest extent permissible by applicable Legal Requirement, remain in full force and effect and shall in no way be affected, impaired or invalidated, and this Agreement shall, to the fullest extent permissible by applicable Legal Requirement, be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable term, provision, covenant or restriction or any portion thereof had never been contained herein.

6.14Further Assurances.  From time to time, at F-Star’s request and without further consideration, subject to the terms and conditions of this Agreement, Stockholder shall execute and deliver to F-Star such documents and take such action as F-Star may reasonably request in order to consummate more effectively the transactions contemplated hereby.

6.15Remedies Not Exclusive.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any right thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

6.16WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.17No Agreement Until Executed.  Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Share Exchange Agreement is executed by all parties thereto and (b) this Agreement is executed by all parties hereto.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the date first above written.

F-STAR THERAPEUTICS LTD.

By:

Name:

Title:

[Signature Page to Voting Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

STOCKHOLDER

By:

Name:

Title:

[Signature Page to Voting Agreement)

Schedule I

Stockholder	Number and Type of Securities	Notice Address
[●]	Company Common Stock: [●] Company Options: [●] Company RSUs: [●] Company Warrants: [●]	c/o Spring Bank Pharmaceuticals, Inc. 35 Parkwood Drive Suite 210 Hopkinton, MA 01748

Schedule I - 1